UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2021
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Sumo Logic, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39502	27-2234444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
305 Main Street Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 810-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SUMO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Officer

On November 1, 2021, Sumo Logic, Inc. (the “Company”) publicly announced the appointment of Lynne Doherty as President, Worldwide Field Operations, effective November 1, 2021, which is Ms. Doherty’s first day of employment with the Company.

Prior to joining the Company, Ms. Doherty, 48, served as the Executive Vice President of Global Sales and Marketing, Enterprise Business Group of McAfee, an enterprise cybersecurity company, from May 2020 until October 2021. Prior to joining McAfee, Ms. Doherty held numerous positions at Cisco Systems, Inc., an internet technology company, most recently as Senior Vice President of U.S. Commercial Sales from August 2018 to May 2020. Prior to this position, Ms. Doherty also served as Cisco’s VP, Americas Security Sales from January 2017 to October 2018, and as Area Vice President, US Commercial Sales, from June 2013 to January 2017. Earlier in Ms. Doherty’s career, she served as a programmer at Bell Atlantic before joining Sun Microsystems as a Regional Executive in Sales and Engineering. Ms. Doherty holds a bachelor’s degree in mathematics and computer and information science from Temple University.

The Company entered into an employment letter with Ms. Doherty. The employment letter does not have a specific term and provides that Ms. Doherty will serve as an at-will employee. Ms. Doherty’s annual base salary will be $425,000 and she will be eligible to participate in the Company’s executive bonus program with a discretionary bonus target of 100% of her annual base salary. In addition, subject to approval of the board of directors or the compensation committee, Ms. Doherty will be granted an equity award of restricted stock units (“RSUs”) with an aggregate value of $10,560,000. The RSUs will vest as to 25% on the one year anniversary of the applicable vesting commencement date, and 1/16th of the RSUs will vest on a quarterly basis thereafter in accordance with the Company’s equity grant practices and subject to Ms. Doherty’s continuous service with the Company through each such date. Ms. Doherty will also be granted an equity award of performance-based RSUs (“PSUs”) with an aggregate value of $2,640,000. The PSUs will vest in accordance with the Company’s PSU program on terms similar to other executive officers and the Company’s equity grant practices, and subject to Ms. Doherty’s continuous service with the Company through each such date. The RSUs and PSUs will otherwise be subject to the terms of the Company’s 2020 Equity Incentive Plan and the form of RSU agreement used under the plan.

The foregoing description of Ms. Doherty’s compensatory arrangement with the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

The Company also entered into the Company’s standard change of control and severance agreement with Ms. Doherty. The change of control and severance agreement provides for certain severance payments and benefits if Ms. Doherty’s employment is terminated other than for “cause” (as defined in the agreement) or she resigns for “good reason”) as defined in the agreement, subject to Ms. Doherty satisfying certain other terms as set forth in the agreement. The Company will also enter into the Company’s standard indemnification agreement with Ms. Doherty. For a full description of the Company’s change in control and severance agreements and indemnification agreements, please see the Company’s Proxy Statement for its 2021 annual general meeting of stockholders, filed with the Securities and Exchange Commission on May 21, 2021.

A copy of the Company’s press release announcing Ms. Doherty’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Letter between Sumo Logic, Inc. and Lynne Doherty
99.1	Press release dated November 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMO LOGIC, INC.

Date: November 1, 2021	By:	/s/ Katherine Haar
	Name:	Katherine Haar
	Title:	General Counsel